Exhibit 99.1

Investor Contact:
Mark Barnett
Vice President, Investor Relations
614 677-5331

Media Contact:
Jeff Botti
Officer, Public Relations
614 249-6339

November 2, 2006

Nationwide Financial Reports Third Quarter Results

Positive Sales Momentum in Individual Products Continues

COLUMBUS, Ohio — Nationwide Financial Services, Inc. (NYSE: NFS), a leading provider of long-term savings and retirement products, today reported third quarter 2006 net income of $159.5 million, or $1.06 per diluted share, compared with third quarter 2005 net income of $166.7 million, or $1.08 per diluted share.

Nationwide Financial analyzes operating performance using a non-GAAP financial measure called “net operating earnings,” which the Company believes enhances understanding and comparability of its performance by highlighting its results from continuing operations and the underlying profitability drivers. See Exhibit 3 for a description of non-GAAP financial measures included in this earnings announcement, a reconciliation of non-GAAP financial measures to GAAP financial measures, and the substantive reasons why the Company believes presentation of these non-GAAP financial measures provides useful information to investors regarding its financial condition and results of operations. A table on the top of page 10 reconciles net operating earnings to net income, including the related diluted per share amounts for the periods indicated.

“We’re pleased with our overall performance in the quarter and the solid results we achieved in our three operating segments,” said Jerry Jurgensen, chief executive officer. “We’re on track to meet our full-year expectations, and these results validate the progress we’ve made in strengthening our core businesses, particularly in our individual product lines, where sales have significantly improved over the last several quarters.

“At the same time, we are making meaningful progress toward building new capabilities that naturally complement our existing mix of businesses and that will better serve the emerging needs of our distribution partners and consumers,” Jurgensen added. “These new capabilities include banking, mutual funds and income products to help consumers prepare for and live in retirement.

“In addition, we are particularly pleased that members of the Nationwide Federal Credit Union recently approved a proposal to merge with Nationwide Bank. This merger will provide a solid foundation of customers, deposits and assets and should expedite the bank’s path to profitability.”

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Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

NFS reports third quarter 2006 earnings — 2

The quarter’s net operating earnings were $154.7 million, or $1.03 per diluted share, compared to net operating earnings of $172.3 million, or $1.12 per diluted share, a year ago. In the prior year quarter, the Company recognized $42.6 million, or $0.28 per diluted share, of additional separate account dividends received deductions (DRD), partially offset by a $14.1 million, or $0.09 per diluted share, after tax non-cash debt extinguishment charge. Net of these items, net operating earnings increased 8 percent compared to the third quarter of 2005 driven primarily by increased asset-based revenues, the result of market driven asset growth, partially offset by lower investment spread income due to lower general account assets.

Highlights from the quarter:

	Three months ended September 30,
(in millions)	2006		2005		Change
	(Unaudited	)	(Unaudited	)
Net income	$159.5		$166.7		-4%
Net income per diluted share	$1.06		$1.08		-2%
Net operating earnings	$154.7		$172.3		-10%
Net operating earnings per diluted share	$1.03		$1.12		-8%

Sales	$4,474.3		$4,076.5		10%
Net flows	153.7		363.7		-58%
Total revenues	1,121.7		1,071.1		5%
Total operating revenues	1,116.2		1,085.5		3%

Customer funds managed and administered	$163,240.5		$155,650.6		5%
Total assets	$114,888.0		$117,421.3		-2%
Shareholders’ equity excluding AOCI	$5,582.2		$5,179.5		8%
Net operating return on average equity excluding AOCI	11.2%		13.5%		N/A
Book value per diluted share excluding AOCI	$37.29		$33.81		10%

•

Sales through the Company’s non-affiliated and affiliated distribution channels increased by 16 percent and 1 percent, respectively, versus a year ago. Non-affiliated distribution sales growth was driven by strong variable annuity sales. Affiliated distribution sales growth was driven primarily by higher private sector retirement plan sales at The 401(k) Company and improved sales of individual investment products through Nationwide Agents and the Nationwide Financial Network (NFN), partially offset by lower corporate-owned life insurance sales through TBG Financial.

•

Total net inflows, or customer deposits net of withdrawals, were $153.7 million in the third quarter of 2006, compared to $363.7 in the third quarter of 2005. The decrease was primarily driven by increased fixed annuity withdrawals.

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Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

NFS reports third quarter 2006 earnings — 3

•

Total revenues increased 5 percent year-over-year. This improvement was driven by a 3 percent growth in operating revenues as well as net realized gains on investments, hedging instruments and hedged items compared to losses in the prior year.

•	Shareholders’ equity excluding accumulated other comprehensive income (AOCI) increased 10 percent to $37.29 per share compared to $33.81 per share at September 30, 2005.

•

Operating return on average equity excluding AOCI, as defined in Exhibit 3, was 11.2 percent for the quarter, compared to 13.5 percent in the third quarter of 2005. The aforementioned additional DRD and debt extinguishment costs contributed 2.3 percent toward the prior period’s operating return on average equity excluding AOCI.

“Our strong year-over-year growth in individual product sales are another indication of the significant progress we have made this year to re-establish Nationwide Financial as an industry-leading provider of innovative investment, protection and retirement products,” said Mark Thresher, president and chief operating officer. “The work that we are doing around product innovation, distribution, building new capabilities and capital management is beginning to bear fruit, and will set the stage for growth in future years.

“Additionally, we believe that Nationwide Financial will play an increasingly important role in helping Americans invest for, live in and manage their retirement,” Thresher continued. “We’re very excited about the recent launch of the Nationwide RetirAbility Check, based on groundbreaking research by the Center for Retirement Research at Boston College. This free online resource provides consumers with a simple and easy way to see if they are on track for a healthy retirement. We believe this resource will be a key asset helping individuals improve their retirement readiness, further enhancing our brand by positioning Nationwide Financial as a leader in helping consumers prepare for and live in retirement.”

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Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

NFS reports third quarter 2006 earnings — 4

Operating Segment Third Quarter Financial Highlights

Nationwide Financial reports its results in three primary business segments: individual investments, retirement plans and individual protection. Following are the financial highlights and a discussion of the results for each of these segments, plus a discussion of results for the corporate and other segment.

Individual Investments Segment

	Three months ended September 30,
(in millions)	2006		2005		Change
	(Unaudited	)	(Unaudited	)
Individual variable annuity sales	$1,192.4		$801.0		49%
Individual fixed annuity sales	57.2		31.5		82%
Income product sales	57.1		49.3		16%
Advisory services program sales	47.7		65.1		-27%
Total sales	$1,354.4		$946.9		43%

Net flows	$(681.8)		$(715.1)		5%
Operating revenues	382.3		385.3		-1%
Pre-tax operating earnings	60.4		56.3		7%

Ending account values	$51,309.9		$52,541.7		-2%
Interest spread on average general account values	2.15%		1.94%
Pre-tax operating earnings to average account values	0.47%		0.43%
Return on average allocated capital	13.1%		16.7%

Led by 49 percent growth in variable annuity sales, sales of individual investment products increased 43 percent compared to the same quarter in 2005. Continuing acceleration of Lifetime Income (L.Inc.) sales and strong demand for Capital Preservation Plus with Lifetime Income (CPP/LI) drove variable annuity sales of $1.2 billion for the second consecutive quarter.

Net outflows improved 5 percent to $681.8 million from $715.1 in the third quarter a year ago. Strong variable annuity sales drove a variable annuity net flow improvement of 48 percent partially offset by increased fixed annuity outflows related to aging blocks of fixed annuity business.

Pre-tax operating earnings in this segment were $60.4 million compared to $56.3 million in the prior year. Increased asset-based fees, driven by equity market growth, and lower fixed annuity DAC amortization, were partially offset by increased policy benefits and lower interest spread income.

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Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

NFS reports third quarter 2006 earnings — 5

Lower general account assets, resulting primarily from fixed annuity net outflows, the disposition of the Company’s offshore annuity business and lower prepayment penalty income, drove a decline of 5 percent in interest spread income despite improved core interest spread margins. Included in the interest spread margin in the current quarter were 24 basis points, or $8.2 million, of income from prepayment penalties on commercial mortgage loans and bond call premiums, compared to 30 basis points, or $12.1 million, during the third quarter of last year.

Retirement Plans Segment

	Three months ended September 30,
(in millions)	2006		2005		Change
	(Unaudited	)	(Unaudited	)
Private plan sales	$1,738.6		$1,665.1		4%
Public plan sales	1,023.4		1,004.3		2%
Total sales	$2,762.0		$2,669.4		3%

Net flows	$651.2		$738.7		-12%
Operating revenues	286.5		271.4		6%
Pre-tax operating earnings	53.6		45.4		18%

Ending account values	$89,548.4		$81,909.1		9%
Interest spread on average general account values	1.92%		1.83%
Pre-tax operating earnings to average account values	0.24%		0.23%
Return on average allocated capital	18.8%		25.1%

Retirement plan sales increased 3 percent over the prior year quarter driven by 4 percent growth in private sector sales and 2 percent growth in public sector sales. Retirement plan net inflows were $651.2 million in the quarter compared to $738.7 million in the same period a year ago. Increased sales in the segment were more than offset by higher withdrawals in the private sector at The 401(k) Company. Additionally, higher asset values resulted in an increase in the size of the average withdrawal, contributing to a higher level of total withdrawals compared to the prior period.

Pre-tax operating earnings of $53.6 million increased 18 percent compared to a year ago. The earnings improvement resulted from higher asset-based fees, from both annuity- and trust-based 401(k) products, and higher interest spread income, partially offset by higher trail commissions and general expenses.

Interest spread income in this segment improved by $2.2 million. This was driven primarily by lower crediting rates, partially offset by lower prepayments which were 12 basis points, or $3.4 million, compared to 18 basis points, or $5.0 million, in the third quarter a year ago.

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Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

NFS reports third quarter 2006 earnings — 6

Individual Protection Segment

	Three months ended September 30,
(in millions)	2006		2005		Change
	(Unaudited	)	(Unaudited	)
Individual investment life first year sales	$38.8		$34.7		12%
COLI/BOLI first year sales	10.2		79.7		-87%
Traditional/Universal life first year sales	32.5		26.4		23%
Total first year sales	$81.5		$140.8		-42%

Net flows	$258.1		$310.6		-17%
Operating revenues	338.6		331.5		2%
Pre-tax operating earnings	71.0		63.8		11%

Policy reserves	$18,412.4		$17,150.0		7%
Life insurance in-force	$131,460.3		$124,773.1		5%
Pre-tax operating earnings to operating revenues	21.0%		19.3%
Return on average allocated capital	10.4%		10.9%

Total first year individual protection sales were $81.5 million compared to $140.8 million in the prior year. First year sales of traditional and universal life increased by 23 percent and individual variable life sales increased 12 percent compared to the same period a year ago as sales through both affiliated and non-affiliated distribution channels improved. Corporate- and bank-owned life insurance (COLI/BOLI) first year sales were $10.2 million in the quarter compared to $79.7 million a year ago.

Pre-tax operating earnings in this segment increased 11 percent, or $7.2 million, to $71.0 million compared to $63.8 million in the prior year, driven primarily by increased fixed life revenues and lower variable life general operating expenses.

Interest spread income in this segment was 1 percent lower than the prior year quarter as an increase in net investment income, due to higher general account assets, was offset by lower prepayment penalty income. Included in the current quarter was $0.6 million of prepayment penalty income compared to $1.9 million in the third quarter a year ago.

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Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

NFS reports third quarter 2006 earnings — 7

Corporate and Other Segment

Corporate and other segment pre-tax operating earnings were $21.7 million in the third quarter of 2006, compared to a pre-tax operating loss of $1.1 million in the third quarter of 2005. Excluding the $21.7 million debt extinguishment costs, pre-tax operating earnings in the prior year were $20.6 million. Higher securitization income and lower general operating expenses driven in part by lower legal expenses due to favorable case developments, were partially offset by lower income from private equities and hedge funds.

No medium-term notes (MTN) were issued during the quarter while MTN with an aggregate principal amount of $73.8 million matured. Current quarter interest spread margin for the MTN business was 120 basis points compared to 109 basis points in the same quarter a year ago. The increase was driven primarily by improved base spreads as prepayment penalty income was essentially flat.

Capital and Share Repurchase

As announced on April 4, the Company executed an accelerated share repurchase (ASR) program during the first quarter of 2006. The ASR was initiated on March 30 of this year, and the Company did not execute additional open market share repurchases during the six months covered by the ASR, which expired October 3, 2006. Including final adjustments, the ASR resulted in the repurchase of 2.8 million shares at an average price of $44.55. To date, including the ASR, the Company has repurchased $241 million of common stock, leaving $259 million available for future repurchases under the current authorization of the Board of Directors.

Repurchases of the Company’s common stock in the open market, in block trades or otherwise, and through privately negotiated transactions, are to be made in compliance with all applicable laws and regulations, including the United States Securities and Exchange Commission rules. The program may be superseded or discontinued at any time.

Nationwide Financial’s management will determine the timing, financing and amount of any repurchases based upon its evaluation of market conditions, share price and other factors. As of October 27, 2006, Nationwide Financial had 54,280,282 shares of Class A common stock outstanding and 95,633,767 shares of Class B common stock outstanding.

During the quarter, Nationwide Financial paid a quarterly dividend of $0.23 per share.

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Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

NFS reports third quarter 2006 earnings — 8

Business Outlook

The information provided below includes certain forward-looking statements, is based on current business conditions and incorporates a range of possible results that are intended to illustrate the sensitivity of the Company’s margins and returns to these factors.

To the extent that equity-market performance varies from levels indicated in this business outlook, the Company’s results will vary accordingly. Additionally, the Company’s ability to meet the indicated outlook is subject to the factors described in the forward-looking information section found on page 10.

The table below outlines the Company’s expectations for full-year sales and earnings drivers and is based on the assumption that the equity markets and the Company’s separate account assets will achieve a return of 1 to 2 percent during the fourth quarter of 2006.

In addition, the business outlook includes the impact of stock compensation expense, expected to be approximately $0.05 per diluted share during the full year 2006.

2006 Business Outlook

Individual Investments Segment
Interest-spread margin	195-200 bps
Pre-tax operating earnings to average account values	40-45 bps
Sales:
Variable annuities	30-35% growth
Fixed annuities	$200m-$300m
Advisory services	$200m-$300m

Retirement Plans Segment
Interest-spread margin	180-185 bps
Pre-tax operating earnings to average account values	20-25 bps
Sales:
Private sector	10-12% growth
Public sector	0-2% growth

Individual Protection Segment
Pre-tax operating earnings to operating revenues
Individual protection products	18-20%
Investment life	24-26%
Fixed life	13-15%
First-year sales:
Individual VUL	13-15% growth
COLI	10-20% decrease
Fixed life	4-6% growth

Corporate and Other Segment
Quarterly pre-tax operating earnings	$10m-$15m

Nationwide Financial
Operating return on average equity	10.5%-11.0%

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Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

NFS reports third quarter 2006 earnings — 9

Supplemental Financial Information

More detailed financial information can be found in the Nationwide Financial Statistical Supplement for the third quarter of 2006, which is available on the investor relations section of the Company’s Web site at www.nationwide.com.

Earnings Conference Call

Nationwide Financial will host a conference call from 10 a.m. to 11 a.m. EST on Friday, November 3, 2006, to discuss third quarter 2006 results. To participate in the call, dial 1-706-679-3234 and provide your name and company name to the operator. Please dial into the call 10-15 minutes early to facilitate a timely connection. A simultaneous webcast of the call will also be available from the investor relations section of our Web site at www.nationwide.com. Anyone unable to participate in the call can listen to a replay starting at 1 p.m. EST time November 3, 2006, through midnight EST November 17, 2006 by dialing 1-706-645-9291, conference ID 7878393. An audio archive and transcript of the call will be posted to the investor relations section of the Company’s Web site within 48 hours of the call.

Quiet Period

Toward the end of each quarter, the Company has a quiet period during which it no longer publishes or updates its current outlook, and Company representatives will not comment on financial results or expectations. The quiet period will extend until the day when the next earnings announcement is published. For the fourth quarter of 2006, the quiet period will be January 19, 2007 through February 8, 2007.

About Nationwide Financial

Columbus-based Nationwide Financial is the holding company for the domestic retirement savings operations of Nationwide, which owns 63.9 percent of the outstanding common shares of Nationwide Financial. The major operating subsidiary of Nationwide Financial is Nationwide Life Insurance Company. To obtain investor materials, including the Company’s 2005 Annual Report to Shareholders, 2005 Annual Report on Form 10-K, quarterly statistical supplements and other corporate announcements, please visit the investor relations section of the Company’s Web site at www.nationwide.com.

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Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

NFS reports third quarter 2006 earnings — 10

Reconciliation of net income to net operating earnings

	Three months ended September 30,
	2006		2005
(in millions, except per share data)	Amount	Per diluted share	Amount	Per diluted share
Net operating earnings	$154.7	$1.03	$172.3	$1.12

Net realized gains (losses) on investments, hedging instruments and hedged items, net of taxes*	3.6	0.02	(9.3)	(0.07)

Adjustment to amortization related to net realized gains and losses, net of taxes	1.2	0.01	2.9	0.02

Discontinued operations, net of taxes**	—	—	0.8	0.01
Net income	$159.5	$1.06	$166.7	$1.08
*

Excluding operating items (periodic net coupon settlements on non-qualifying derivatives, trading portfolio realized gains and losses, trading portfolio valuation changes, and net realized gains and losses related to securitizations).

**

Results of operations of Cap Pro Holding, Inc. (Cap Pro), Nationwide Financial Services (Bermuda), Ltd. (NFS Bermuda), and William J. Lynch & Associates, Inc. (TBG Lynch) are presented as discontinued operations for all periods.

Forward-Looking Information

The information included herein contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Nationwide Financial Services, Inc. and subsidiaries (NFS or collectively, the Company). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among other, the following possibilities: (i) change in Nationwide Corporation’s control of the Company through its beneficial ownership of 94.6% of the combined voting power of all the outstanding common stock and 63.9% of the economic interest in the Company; (ii) the Company’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt service obligations and the applicable regulatory restrictions on the ability of the Company’s subsidiaries to pay such dividends; (iii) the potential impact on the Company’s reported net income and related disclosures that could result from the adoption of certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board, the SEC or other standard-setting bodies; (iv) tax law changes impacting the tax treatment of life insurance and investment products; (v) repeal of the federal estate tax; (vi) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements, restrictions on mutual fund distribution payment arrangements such as revenue sharing and 12b-1 payments, and regulation changes resulting from industry practice investigations; (viii) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (ix) inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market; (x) changes in interest rates and the equity markets causing a reduction of investment income and/or asset fees, an acceleration of the amortization of deferred policy acquisition costs (DAC) and/or value of business acquired (VOBA), reduction in separate account assets or a reduction in the demand for the Company’s products; (xi) reduction in the value of the Company’s investment portfolio as a result of changes in interest rates and yields in the market as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, affecting the market generally and companies in the Company’s investment portfolio specifically; (xii) general economic and business conditions which are less favorable than expected; (xiii) competitive, regulatory or tax changes that affect the cost of, or demand for, the Company’s products; (xiv) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations; (xv) settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheet; (xvi) deviations from assumptions regarding future persistency, mortality (including as a result of a pandemic illness, such as Avian Flu), morbidity and interest rates used in calculating reserve amounts and in pricing the Company’s products; and (xvii) adverse litigation results and/or resolution of litigation and/or arbitration or investigation results that could result in monetary damages or impact the manner in which the Company conducts its operations; and (xviii) adverse consequences, including financial and reputation costs, regulatory problems and potential loss of customers resulting from failure to meet privacy regulations and/or protect the Company’s customers’ confidential information.

Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

Exhibit 1 to Third Quarter 2006 Earnings Announcement

Nationwide Financial Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

	Three months ended September 30,		Nine months ended September 30,
(in millions, except per share data)	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Policy charges	$327.6	$315.0	$986.2	$931.1
Traditional life insurance and immediate annuity premiums	110.5	97.2	328.0	292.8
Net investment income	577.9	593.0	1,727.3	1,756.2
Net realized gains (losses) on investments, hedging instruments and hedged items	9.6	(13.8)	(7.1)	16.2
Other income	96.1	79.7	281.2	240.7
Total revenues	1,121.7	1,071.1	3,315.6	3,237.0

Benefits and Expenses:
Interest credited to policyholder account values	348.2	350.6	1,036.0	1,033.2
Life insurance and annuity benefits	163.8	142.9	476.3	425.0
Policyholder dividends on participating policies	24.6	27.2	69.3	80.4
Amortization of deferred policy acquisition costs	108.2	118.5	354.8	356.7
Amortization of value of business acquired	14.5	11.3	38.6	35.0
Interest expense on debt	25.3	28.0	76.5	80.9
Debt extinguishment costs	—	21.7	—	21.7
Other operating expenses	223.0	216.4	682.0	637.2
Total benefits and expenses	907.6	916.6	2,733.5	2,670.1

Income from continuing operations before federal income tax expense (benefit)	214.1	154.5	582.1	566.9
Federal income tax expense (benefit)	54.6	(11.4)	22.5	98.3
Income from continuing operations	159.5	165.9	559.6	468.6
Discontinued operations, net of taxes	—	0.8	—	(0.2)
Net income	$159.5	$166.7	$559.6	$468.4

Earnings from continuing operations per common share:
Basic	$1.07	$1.08	$3.72	$3.06
Diluted	$1.06	$1.08	$3.71	$3.05

Earnings per common share:
Basic	$1.07	$1.09	$3.72	$3.06
Diluted	$1.06	$1.08	$3.71	$3.05

Weighted average common shares outstanding:
Basic	149.5	153.1	150.3	153.0
Diluted	150.3	153.9	151.0	153.7

Cash dividends declared per common share	$0.23	$0.19	$0.69	$0.57

Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

Exhibit 2 to Third Quarter 2006 Earnings Announcement

Nationwide Financial Services, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions)	September 30, 2006	December 31, 2005
	(Unaudited)
Assets
Investments:
Securities available-for-sale, at fair value
Fixed maturity securities	$28,579.0	$30,106.0
Equity securities	65.2	75.6
Trading assets, at fair value	22.8	34.4
Mortgage loans on real estate, net	8,981.2	9,148.6
Real estate, net	104.8	108.7
Policy loans	957.7	930.6
Other long-term investments	680.6	691.9
Short-term investments, including amounts managed by a related party	1,917.4	2,073.2
Total investments	41,308.7	43,169.0

Cash	12.9	16.4
Accrued investment income	412.6	396.3
Deferred policy acquisition costs	3,783.5	3,685.4
Value of business acquired	399.1	449.7
Goodwill	359.0	364.5
Other assets	2,477.4	2,114.8
Assets held in separate accounts	66,126.8	65,963.8
Total assets	$114,880.0	$116,159.9

Liabilities and Shareholders’ Equity
Liabilities:
Future policy benefits and claims	$38,131.9	$39,748.1
Short-term debt	88.6	252.3
Long-term debt	1,398.1	1,398.0
Other liabilities	3,504.6	3,447.3
Liabilities related to separate accounts	66,126.8	65,963.8
Total liabilities	109,250.0	110,809.5

Shareholders’ equity:
Class A common stock	0.7	0.7
Class B common stock	1.0	1.0
Additional paid-in capital	1,732.0	1,670.8
Retained earnings	4,339.6	3,883.1
Accumulated other comprehensive income	47.8	100.7
Treasury stock	(489.5)	(304.2)
Other, net	(1.6)	(1.7)
Total shareholders’ equity	5,630.0	5,350.4
Total liabilities and shareholders’ equity	$114,880.0	$116,159.9

Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

Exhibit 3 to Third Quarter 2006 Earnings Announcement

Non-GAAP Measures Used in this Earnings Announcement by Nationwide Financial

Nationwide Financial prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP). In addition to using the GAAP consolidated financial statements, Nationwide Financial analyzes operating performance using certain non-GAAP financial measures. The following non-GAAP financial measures appear in the accompanying earnings announcement.

Operating revenues are calculated by adjusting total revenues to exclude net realized gains and losses on investments not related to operating items (periodic net coupon settlements on non-qualifying derivatives, trading portfolio realized gains and losses, trading portfolio valuation changes, and net realized gains and losses related to securitizations), hedging instruments and hedged items.

Operating realized gains (losses) include net realized gains and losses on investments related to operating items (periodic net coupon settlements on non-qualifying derivatives, trading portfolio realized gains and losses, trading portfolio valuation changes, and net realized gains and losses related to securitizations), hedging instruments and hedged items.

Pre-tax operating earnings are calculated by adjusting earnings from continuing operations before federal income taxes, discontinued operations and the cumulative effect of adoption of accounting principles to exclude: (1) net realized gains and losses on investments, hedging instruments and hedged items, except for operating items (periodic net coupon settlements on non-qualifying derivatives, trading portfolio realized gains and losses, trading portfolio valuation changes, and net realized gains and losses related to securitizations); and (2) the adjustment to amortization of DAC and VOBA related to net realized gains and losses. Pre-tax operating earnings are a GAAP financial measure as it relates to the individual investments, retirement plans, individual protection and corporate and other segments, as this is the level at which management evaluates operating results for these segments.

Net operating earnings are calculated by adjusting net income to exclude non-operating net realized gains and losses on investments, hedging instruments and hedged items, discontinued operations and the cumulative effect of adoption of accounting principles, all net of taxes.

Net operating earnings per diluted share are calculated by dividing net operating earnings by the number of weighted average diluted shares outstanding for the period indicated.

Operating return on average equity is calculated by annualizing net operating earnings and dividing by average shareholders’ equity excluding accumulated other comprehensive income.

Book value per share excluding accumulated other comprehensive income is calculated by dividing total shareholders’ equity less accumulated other comprehensive income by the number of shares outstanding as of the date indicated.

Use of Non-GAAP Measures in Practice

Operating revenues, operating realized gains (losses), pre-tax operating earnings, net operating earnings, net operating earnings per diluted share, operating return on average equity, book value per share excluding accumulated other comprehensive income or similar measures are commonly used in the insurance industry as measures of ongoing earnings performance.

Excluded Items and Cautionary Information

The excluded items are important in understanding Nationwide Financial’s overall results of operations, and Nationwide Financial’s definition of these non-GAAP financial measures may differ from those used by other companies. None of these non-GAAP financial measures should be viewed as substitutes for any GAAP financial measures.

Specifically, operating revenues, operating realized gains (losses), pre-tax operating earnings, net operating earnings, net operating earnings per diluted share, operating return on average equity and book value per share excluding accumulated other comprehensive income should not be viewed as substitutes for total revenues, net realized gains (losses) on investments, hedging instruments and hedged items, income from continuing operations before federal income taxes, net income, earnings per diluted share, return on average equity and book value per share, respectively, determined in accordance with GAAP. Nationwide Financial believes that the presentation of these non-GAAP financial measures as they are measured for management purposes enhances the understanding of Nationwide Financial’s results of operations by highlighting the results from continuing operations, on a pre- and post-tax basis as applicable, and the underlying profitability drivers of Nationwide Financial’s business.

Nationwide Financial excludes operating items (periodic net coupon settlements on non-qualifying derivatives, trading portfolio realized gains and losses, trading portfolio valuation changes, and net realized gains and losses related to securitizations) from net realized gains and losses on investments, hedging instruments and hedged items, net of taxes, in the calculation of these non-GAAP financial measures because such items are often the result of a series of independent event-driven activities, the timing of which may or may not be at Nationwide Financial’s discretion. Excluding the fluctuating effects of these transactions helps to depict trends in the underlying profitability of Nationwide Financial’s business without consideration of these items. Nationwide Financial also excludes discontinued operations and the cumulative effect of adoption of accounting principles, both net of taxes, from net operating earnings, as such adjustments do not reflect the continuing operations of Nationwide Financial’s business.

Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

Exhibit 3 to Third Quarter 2006 Earnings Announcement

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following tables reconcile non-GAAP financial measures used in the accompanying Nationwide Financial earnings announcement to the most comparable GAAP financial measures for each of the periods indicated. Page ten of the earnings announcement includes a reconciliation of net operating earnings to net income, including per diluted share information. This table has not been repeated in this exhibit. Also, a reconciliation of the forward-looking non-GAAP financial measure net operating earnings per diluted share to net income per diluted share has not been provided because Nationwide Financial does not regularly forecast realized gains and losses on investments, hedging instruments and hedged items1 (realized gains and losses). Realized gains and losses represented $0.14 per weighted average diluted share in 2005 and ranged from $0.14 to ($0.60) per weighted average diluted share over the past five full years. The results of past accounting periods, including quarterly and annual results, are not necessarily indicative of the results to be expected for any future accounting period.

Operating revenues to revenues

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2006 [2]	2005 [2]	2006 [2]	2005 [2]
Operating revenues	$1,116.2	$1,085.5	$3,329.2	$3,222.4
Net realized gains (losses) on investments, hedging instruments and hedged items [1]	5.5	(14.4)	(13.6)	14.6
Revenues	$1,121.7	$1,071.1	$3,315.6	$3,237.0

Operating net realized gains to net realized gains (losses) on investments, hedging instruments and hedged items

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2006	2005	2006	2005
Operating net realized gains	$4.1	$0.6	$6.5	$1.6
Net realized gains (losses) on investments, hedging instruments and hedged items [1]	5.5	(14.4)	(13.6)	14.6
Net realized gains (losses) on investments, hedging instruments and hedged items	$9.6	$(13.8)	$(7.1)	$16.2

Pre-tax operating earnings to income from continuing operations before federal income taxes

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2006 [2]	2005 [2]	2006 [2]	2005 [2]
Pre-tax operating earnings	$206.7	$164.4	$587.2	$553.2
Net realized gains (losses) on investments, hedging instruments and hedged items [1]	5.5	(14.4)	(13.6)	14.6
Adjustment to amortization related to net realized gains and losses	1.9	4.5	8.5	(0.9)
Income from continuing operations before federal income taxes	$214.1	$154.5	$582.1	$566.9

Net operating earnings to net income and net operating return on average equity to return on average equity

	Three months ended September 30,
	2006			2005
		Ratio (annualized)			Ratio (annualized)
(in millions)	Amount	Ex AOCI	w/AOCI	Amount	Ex AOCI	w/AOCI
Net operating earnings	$154.7	11.2%	11.4%	$172.3	13.5%	12.8%
Net realized gains (losses) on investments, hedging instruments and hedged items, net of taxes [1]	3.6	0.3%	0.2%	(9.3)	(0.7%)	(0.7%)
Adjustment to amortization related to net realized gains and losses, net of taxes	1.2	0.1%	0.1%	2.9	0.2%	0.2%
Discontinued operations, net of taxes	—	—	—	0.8	0.1%	0.1%
Net income	$159.5	11.6%	11.7%	$166.7	13.1%	12.4%

Average equity, excluding AOCI	$5,510.5			$5,109.4
Average AOCI	(77.1)			295.9
Average equity	$5,433.4			$5,405.3

	Nine months ended September 30,
	2006			2005
		Ratio (annualized)			Ratio (annualized)
(in millions)	Amount	Ex AOCI	w/AOCI	Amount	Ex AOCI	w/AOCI
Net operating earnings	$563.0	14.0%	14.1%	$459.6	12.3%	11.6%
Net realized (losses) gains on investments, hedging instruments and hedged items, net of taxes [1]	(8.9)	(0.2%)	(0.2%)	9.6	0.2%	0.2%
Adjustment to amortization related to net realized gains and losses, net of taxes	5.5	0.1%	0.1%	(0.6)	—	—
Discontinued operations, net of taxes	—	—	—	(0.2)	—	—
Net income	$559.6	13.9%	14.0%	$468.4	12.5%	11.8%

Average equity, excluding AOCI	$5,368.7			$4,981.6
Average AOCI	(32.9)			311.6
Average equity	$5,335.8			$5,293.2

Book value per share excluding AOCI to book value per share

	As of September 30, 2006		As of December 31, 2005
(in millions, except per share data)	Amount	Per share	Amount	Per share
Total equity, excluding AOCI	$5,582.2	$37.29	$5,249.7	$34.42
AOCI	47.8	0.32	100.7	0.66
Total equity	$5,630.0	$37.61	$5,350.4	$35.08
Shares outstanding	149.7		152.5

[1]

Excluding operating items (periodic net coupon settlements on non-qualifying derivatives, trading portfolio realized gains and losses, trading portfolio valuation changes, and net realized gains and losses related to securitizations).

[2]	Excluding the results of operations of Cap Pro, NFSB and TBG Lynch, which are presented as discontinued operations for all periods.

Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com